Exhibit 10.1

Execution Version

FIRST AMENDMENT TO RIGHTS AGREEMENT

This FIRST AMENDMENT TO RIGHTS AGREEMENT dated as of October 8, 2014 (this “Amendment”) is entered into by and between Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agent”).  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Rights Agreement, dated as of September 17, 2014, between the Company and the Rights Agent (the “Rights Agreement”).

WHEREAS, the Company and the Rights Agent entered into the Rights Agreement in order to implement a shareholder rights plan as more fully described therein;

WHEREAS, Section 27 of the Rights Agreement provides that, for so long as the Rights are then redeemable, the Company may, except with respect to Redemption Price, amend any provision of the Rights Agreement in any manner without the approval of any holders of the Rights, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment;

WHEREAS, the Company, Endo International plc, a public limited company incorporated under the laws of Ireland, and Avalon Merger Sub Inc., a corporation incorporated under the laws of the State of Delaware and an indirect wholly-owned subsidiary of Endo (“AcquireCo”), have proposed to enter into an Agreement and Plan of Merger dated October 8, 2014 (as the same may be amended, modified or supplemented from time to time, the “Endo Merger Agreement”) pursuant to which AcquireCo shall be merged with and into the Company (the “Endo Merger”), with the Company continuing as the surviving entity following the Merger;

WHEREAS, in connection with entering into the Endo Merger Agreement, the Company will terminate the QLT Merger Agreement;

WHEREAS, the Company, pursuant to a resolution duly adopted by its Board of Directors, has determined that it is desireable to amend the Rights Agreement as set forth in this Amendment to facilitate the transactions contemplated by the Endo Merger Agreement;

WHEREAS, the Company hereby states that no Share Acquisition Date or Distribution Date has occurred under the Rights Agreement and that the Rights currently are redeemable pursuant to Section 23 of the Rights Agreement;

WHEREAS, the Company desires to amend the Rights Agreement in certain respects as set forth herein, including (i) to except from the operation of the Rights Agreement the Endo Merger Agreement, the Endo Merger and any and all other transactions contemplated by the Endo Merger Agreement and (ii) to provide that the Rights Agreement shall expire immediately prior to the effective time of the Endo Merger; and

WHEREAS, the Company hereby states that all acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

NOW, THEREFORE, pursuant to Section 27 of the Rights Agreement and in consideration of the foregoing and the terms contained herein, the Rights Agreement is hereby amended as follows effective upon the date hereof:

1.                                      Amendment to Section 1(s).  The definition of “Exempted Person” set forth in Section 1(s) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Exempted Person” shall mean any of Endo or its Affiliates or Associates if any such Person would otherwise be deemed to be an Acquiring Person as a result of (i) the approval, execution, delivery, performance, consummation or public announcement of the Endo Merger Agreement, (ii) the approval, commencement, consummation or public announcement of the Endo Merger or (iii) the approval, execution, delivery, performance, commencement, consummation or public announcement of any of the other transactions contemplated by the Endo Merger Agreement.

2.                                      Deletion of Section 1(cc).  The definition of “QLT Merger Agreement” set forth in Section 1(cc) of the Rights Agreement is hereby deleted in its entirety.

3.                                      Amendment to Section 1(mm).  The definition of “Share Acquisition Date” set forth in Section 1(mm) of the Rights Agreement is hereby amended by adding the following sentence to the end of said definition:

“Notwithstanding anything in this Agreement to the contrary, no Share Acquisition Date shall be deemed to have occurred solely as a result of (i) the approval, execution, delivery, performance, consummation or public announcement of the Endo Merger Agreement, (ii) the approval, commencement, consummation or public announcement of the Endo Merger or (iii) the approval, execution, delivery, performance, commencement, consummation or public announcement of any of the other transactions contemplated by the Endo Merger Agreement.”

4.                                      Amendment to Section 1.  Section 1 of the Rights Agreement is hereby amended by inserting each of the following definitions in the appropriate alphabetical order in Section 1:

“AcquireCo” shall mean Avalon Merger Sub Inc., a corporation incorporated under the laws of the State of Delaware and an indirect wholly-owned subsidiary of Endo.

“Endo” shall mean Endo International plc, a public limited company incorporated under the laws of Ireland.

“Endo Merger” shall mean the “Merger,” as defined in and pursuant to the Endo Merger Agreement.

“Endo Merger Agreement” shall mean that certain Agreement and Plan of Merger by and among Endo, AcquireCo and the Company, dated as of October 8, 2014 (as the same may be amended, modified or supplemented from time to time).

“Merger Effective Time” shall have the meaning ascribed to such term in the Endo Merger Agreement.

5.                                      Amendment to Section 3(a).  Section 3(a) of the Rights Agreement is hereby amended by adding the following after the first sentence thereof:

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution, delivery, performance, consummation or public announcement of the Endo Merger Agreement, (ii) the approval, commencement, consummation or public announcement of the Endo Merger or (iii) the approval, execution, delivery, performance, commencement, consummation or public announcement of any of the other transactions contemplated by the Endo Merger Agreement.”

6.                                      Amendment to Section 7(a).  Clause (i) of Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(i) the Merger Effective Time,”

7.                                      Further Amendment to Section 7(a).  Section 7(a) of the Rights Agreement is hereby further amended by adding the following sentence to the end thereof:

“For the avoidance of doubt, this Agreement shall expire and terminate immediately prior to the Merger Effective Time in accordance with the terms of the Endo Merger Agreement.”

8.                                      Amendment to Section 11(a)(ii).  The term “QLT Merger Agreement” in the first clause (x) of Section 11(a)(ii) of the Rights Agreement is hereby deleted and replaced with “Endo Merger Agreement”.

9.                                      Amendment to Section 11(n).  The term “QLT Merger Agreement” in Section 11(n) of the Rights Agreement is hereby deleted and replaced with “Endo Merger Agreement”.

10.                               Amendment to Section 11(o).  The term “QLT Merger Agreement” in Section 11(o) of the Rights Agreement is hereby deleted and replaced with “Endo Merger Agreement”.

11.                               Amendment to Section 13(a).  The term “QLT Merger Agreement” in Section 13(a) of the Rights Agreement is hereby deleted and replaced with “Endo Merger Agreement”.

12.                               Amendment to Section 25(a).  The term “QLT Merger Agreement” in Section 25(a) of the Rights Agreement is hereby deleted and replaced with “Endo Merger Agreement”.

13.                               Amendment to Exhibit A (Form of Certificate of Designation, Rights and Preferences).  The term “QLT Merger Agreement” in Section 6 of Exhibit A to the the Rights Agreement is hereby deleted and replaced with “Endo Merger Agreement”.

14.                               Amendment to Exhibit C (Summary of Rights to Purchase Preferred Shares).  The term “QLT Merger Agreement” in Exhibit C to the the Rights Agreement is hereby deleted and replaced with “Endo Merger Agreement” in each place it appears in such exhibit.  Furthermore, clause (ii) of the third paragragh of Exhibit C to the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) the closing of the transactions contemplated by that certain Agreement and Plan of Merger by and among Endo International plc, a public limited company incorporated under the laws of Ireland (“Endo”), Avalon Merger Sub Inc., a corporation incorporated under the laws of the State of Delaware and an indirect wholly-owned subsidiary of Endo, and the Company, dated as of October 8, 2014 (as the same may be amended, modified or supplemented from time to time, the “Endo Merger Agreement”).

15.                               Effectiveness and Effect of Amendment.

a.              Notwithstanding anything to the contrary set forth in Section 27 of the Rights Agreement, this Amendment shall become effective as of the date first written above, but such effectiveness is contingent upon the execution and delivery of the Endo Merger Agreement by the parties thereto. The Company shall notify the Rights Agent via electronic mail of such execution and delivery of the Endo Merger Agreement promptly thereafter.

b.              Except as specifically modified herein, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Rights Agreement. Upon and after the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement,” “thereunder,” “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as modified hereby.

16.                               Representations of the Company.  The Company represents and warrants to the Rights Agent that, as of the date of this Amendment, (i) no Share Acquisition Date or Distribution Date has occurred under the Rights Agreement and that the Rights are redeemable pursuant to Section 23 of the Rights Agreement and (ii) all acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company have been in all respects authorized by the Company.

17.                               Successors.  All of the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

18.                               Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable for any purpose or under any set of circumstances or as applied to any Person, such invalid, void or unenforceable term, provision, covenant or restriction shall continue in effect to the maximum extent possible for all other purposes, under all other circumstances and as applied to all other Persons; and the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19.                               Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such state, except with regard to the duties of the Rights Agent which will be governed by the laws of the State of Delaware. The parties agree that all actions and proceedings with regard to the duties of the Rights Agent, shall be brought in the United States District Court for the State of Delaware and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim with regard to the duties of the Rights Agent.

20.                               Counterparts.  This Amendment may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Amendment, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

21.                               Descriptive Headings.  Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Michael J. Purvis
Name:	Michael J. Purvis
Title:	Senior Associate General Counsel & Assistant Secretary

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:	/s/ John Dunn
Name:	John Dunn
Title:	Senior Vice President

Signature Page to First Amendment to Rights Plan